14

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
                   _______________________________
                              FORM S-8
                       REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                      The Fairchild Corporation
                     _____________________________
        (Exact name of registrant as specified in its charter)

DELAWARE                                34-0728587
_________________________________________________________________
(State or other jurisdiction of         (IRS Employer
incorporation or organization)          Identification No.)

     Suite 400, 45025 Aviation Drive, Dulles, VA  20166-7516
  ____________________________________________________________
             (Address of Principal Executive Offices)

                     Special-T Fasteners, Inc.
                      Restricted Stock Plan
____________________________________________________________
                    (Full title of the Plan)

                     DONALD E. MILLER, ESQ.
                     Senior Vice President,
                  General Counsel and Secretary
                    The Fairchild Corporation
                            Suite 400
                      45025 Aviation Drive
                     Dulles, VA  20166-7516
  ____________________________________________________________
             (Name and address of agent for service)

                      45025 Aviation Drive
                     Dulles, VA  20166-7516
  ____________________________________________________________
  (Telephone number, including area code of agent for service)


       The filing date of this document is April 9, 1998.



                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
                             Proposed    Proposed
Title of                     Maximum     Maximum
Securities     Amount        Offering    Aggregate   Amount of
to be          to be         Price       Offering    Registration
Registered     Registered    Per Share   Price       Fee

Class A
Common Stock,  44,900
par value      shares        $20.875    $1,027,088     $354.17
$0.10          (a)            (b)        (c)          (d)

-------------------
(a) This is the aggregate maximum number of shares issuable under the Special-T Fasteners, Inc. Restricted Stock Plan.

(b) Represents the average of the high and low prices for The Fairchild Corporation Class A Common Stock, as reported on the consolidated system of the New York Stock Exchange on April 7, 1998 (a date five days within the filing date of this Registration Statement). Such price is used for purposes of calculating the registration fee only. No price is paid by the employees receiving shares of Common Stock pursuant to the Special-T Fasteners, Inc. Restricted Stock Plan.

(c)  This  amount  is  computed by multiplying 44,900  (a)  times
     $$22.875 (b).

(d)  This is one-twenty-ninth of one-percent of $1,027,088 (c).
_________________________________________________________________

                CONTENTS OF REGISTRATION STATEMENT

This Registration Statement consists of:

(1)            PART  1:    Information Required  in  the  Section
               10(a)  Prospectus.

(2)            PART 2:   Information Required in the Registration
               Statement.

(3)            PART 3:   Exhibits
_________________________________________________________________


                           PART 1
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

This Registration Statement filed by The Fairchild Corporation, a Delaware corporation (the "Company"), relates to the Special-T Fasteners, Inc. Restricted Stock Plan, adopted by the Board of Directors of the Company as of March 2, 1998, and adopted by the Board of Directors of Special-T Fasteners, Inc. (a wholly-owned subsidiary of the Company) as of March 2, 1998. The Plan provides for the issuance of up to 49,900 of the Company's Class A Common Stock, par value $0.10 per share (the "Class A Common Stock") to certain key employees of Special-T Fasteners, Inc. (not to exceed 15 such employees). Such key employees of Special-T Fasteners, Inc. are not executive officers or directors of the Company.

Document(s)  containing the information specified  in  Form  S-8,
Part I, Item 1, will be sent or given to participants in each of the Plans as specified by Rule 428(b)(1). In accordance with the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission.

Item 2.   Registrant   Information  and  Employee   Plan   Annual
          Information.

Participants in the Plan are entitled to obtain information about the Plan and about the Company, consistent with the requirements of Rule 428(b). The Company shall advise participants of the Plan, in writing, of the address for such information.
_________________________________________________________________

                             PART 2
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

The  following documents filed with the Securities  and  Exchange
Commission are incorporated herein by reference:

a. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997. (Amended on Form 10-K/A filed on
     December 15, 197, and Form 10-K/A2 filed on April 3, 1998.)

b-1 The Company's Quarterly Reports on Form 10-Q for the quarters ended: (i) September 30, 1997, and (ii) December
     28, 1997 (as amended on Form 10-Q/A filed on April 3, 1998).

b-2 The Company's Reports on Form 8-K filed on the following dates: March 25, 1998 (reporting disposition of assets: shares of Shared Technologies Fairchild Inc.); March 12, 1998 (reporting acquisition of assets: Edwards & Lock Management Corp. d/b/a Special T Fasteners); January 12, 1998 (reporting disposition of assets: sale of Banner Hardware Group to AlliedSignal, Inc.); and December 8, 1997 (amended December 15, 1997) (incorporation of financial statements for Nacanco and Shared Technologies Fairchild Inc.).

b-3. All other reports filed by the Company with the Securities and Exchange Commission since June 30, 1997 pursuant to
     Section  13(a)  or 15(d) of the Securities Exchange  Act  of
     1934 (the "Exchange Act").

c. The description of the Company's Class A Common Stock contained in a Registration Statement on Form 8-A dated October 5, 1987, filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold) shall be deemed incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filling of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

The validity of the shares of Class A Common Stock covered by this Registration Statement has been passed upon for the Company by Foley, Hoag & Eliot.


Item 6.   Indemnification of Directors and Officers.

The Company's By-Laws provide for indemnification, to the extent permitted by Delaware General Corporation Law Section 145, of the Company's directors, officers, employees or agents ("Representatives") against expenses reasonably incurred by a Representative with respect to civil, criminal, administrative or investigative actions, suits or proceedings related to their functions as Company Representatives. As a condition to such indemnification, the Representative must have acted in good faith and in a manner reasonably believed to be in the best interests of the Company or not opposed to the best interests of the Company. As a condition to such indemnification in criminal actions, the Representative must have had no reasonable cause to believe his conduct was unlawful.

With respect to causes of action against a Representative by the Company or by a third party in the name of the Company (such as shareholder derivative suits) (collectively, "Company Suits"), the Company's By-Laws provide that no indemnification may be made for a Company Suit in which a Representative is adjudged to be liable for negligence or misconduct in the performance of his duties, unless the Delaware Court of Chancery or the Court in which the Company Suit was brought determines that despite such adjudication and in view of all the circumstances of the case, the Representative is fairly and reasonably entitled to such indemnity.

The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by the Company's officers and directors in connection with the performance of their duties.

Item 7.   Exemption for Registration Claimed:  NOT APPLICABLE

Item 8.   Exhibits.

4    Instruments defining the rights of security holders:

     (1) The Company's Restated Certificate of Incorporation is incorporated herein by reference to Exhibit C of the Company's Proxy Statement dated October 27, 1989

     (2)  The   Company's  Amended  and  Restated   By-Laws   are
          incorporated herein by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

     (3)  Specimen  of  Class  A  Common  Stock  Certificate   is
          incorporated  herein  by  reference  to  Exhibit   4(i)
          included in the Company's Registration Statement No. 33-15359 on Form S-2.

5    Opinion re legality

     (1)  Opinion  of Foley, Hoag & Eliot, dated April 3,  1998.*
          (* Filed Herewith)

23   Consents of Experts and Counsel

     (1) Consent of Arthur Andersen & Co., independent public accountants* (* Filed Herewith)

     (2) Consent of Foley, Hoag & Eliot(contained in the opinion of counsel filed as Exhibit 5(1) hereto).

24   Power of Attorney

     (1) Power of Attorney by members of the Company's Board of Directors regarding amendments to this Registration
          Statement, contained as part of the signatures to this Registration Statement.


Item 9.   Undertakings

(a)  The Company hereby undertakes:

     (1)  To  file, during any period in which offers or sales of the  securities registered hereunder are being made,  a
          post-effective    amendment   to   this    Registration
          Statement:


          (i)  To  include  any  prospectus required  by  Section
               10(a)(3)  of  the  Securities  Act  of  1933  (the
               "Securities Act").


               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided,   however,  that  paragraphs  (a)(1)(i)   and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove  from  registration  by  means  of  a  post-
          effective   amendment  any  of  the  securities   being
          registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (including the indemnification provisions described in Item 6 of this Registration Statement), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, Commonwealth of Virginia, on April 9, 1998.

The Fairchild Corporation

By: ________/s/____________
     Colin M. Cohen,
     Senior Vice President and Chief Financial Officer


                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colin M. Cohen and Donald
E. Miller, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstituion, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities indicated on April 9, 1998.

Signature                Title
________/s/__________    Chairman of the Board
Jeffrey J. Steiner       Chief Executive Officer and President
                         (Principal Executive Officer)

________/s/__________    Director
Colin M. Cohen           Senior Vice President,
                         Chief Financial Officer and Controller
                         (Principal Financial Officer)


________/s/__________    Director
Michael T. Alcox

________/s/__________    Director
Melville R. Barlow

________/s/__________    Director
Mortimer M. Caplin

________/s/__________    Director
Phillip David

________/s/__________    Director
Robert E. Edwards

________/s/__________    Director
Harold J. Harris

________/s/__________    Director
Daniel Lebard

________/s/__________    Director
Jacques S. Moskovic

________/s/__________    Director
Herbert S. Richey

________/s/__________    Director
Moshe Sanbar

________/s/__________    Director
Robert A. Sharpe, II

________/s/__________    Director
Eric I. Steiner






                     PART III  --  EXHIBITS

                          EXHIBIT INDEX


Exhibit No.                                               Page

4(1)              The    Company's   Restated   Certificate    of
          Incorporation
          (and amendments thereto)                        *

4(d)      The Company's Amended and Restated By-Laws      **

4(2)           Specimen of Definitive
          Class A Common Stock Certificate                ***

5(1)           Opinion of Foley, Hoag & Eliot.                 12

23(1)     Consent of Arthur Andersen & Co.                14

23(2)     Consent Foley, Hoag & Eliot                     ****

24(1)     Power of Attorney                              *****

* Incorporated by reference to Exhibit C of the Company's Proxy Statement dated October 27, 1989.

**              Incorporated by reference to Exhibit 3(b) of  the
          Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

***            Incorporated by reference to Exhibit 4(i) included
          in the Company's Registration Statement No. 33-15359 on
          Form S-2.

****           Included in Exhibit (5)1.

*****     Contained   as   part   of  the  signatures   to   this
          Registration Statement.
Exhibit 5(1)

Opinion of Foley, Hoag & Eliot

April 3, 1998

The Fairchild Corporation
45025 Aviation Drive, Suite 400
Dulles, VA  20166-7516

Re:  The Fairchild Corporation

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the "S-8 Registration Statement") filed today with the Securities and Exchange Commission by The Fairchild Corporation, a Delaware corporation (the "Company"), relating to (i) 44,900 shares of the Company's Class A Common Stock, $0.10 par value (the "Class A Common Stock") issuable pursuant to the Special-T Fasteners, Inc. Restricted Stock Plan adopted by the Company and its wholly owned subsidiary, Special-T Fasteners, Inc. (hereinafter the "Plan").

We are familiar with the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, the records of all meetings and consents of the Board of Directors relating to the adoption and approval of the Plan and the authorization for the filing of the S-8 Registration Statement, including, without limitation, resolutions of the Board of Directors of the Company adopted as of March 11, 1998. We have examined and relied upon a Certificate of Secretary of the Company of even date herewith and such other records and documents as we deemed necessary or appropriate for purposes of rendering this opinion.

Based upon the foregoing, we are of the opinion that (a) the Company has corporate power adequate for the issuance in the manner set forth in the S-8 Registration Statement of the 44,900 shares of its Class A Common Stock to be issued pursuant to the Plan and offered pursuant to the S-8 Registration Statement, (b) the Company has taken all necessary corporate action required to authorize the issuance of such 44,900 shares and (c) upon the issuance of such shares pursuant to the Plan, such shares will be validly and legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the S-
8 Registration Statement.

Very truly yours,

FOLEY, HOAG & ELIOT LLP

One Post Office Square
Boston, MA  02109-2170
Exhibit 23(1)

  Consent of Independent Public Accountants

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated September 5, 1997 (except with the matters discussed in Note 24 to those financial statements, as to which the date is February 28, 1998) included in The Fairchild Corporation's Form 10-K/A for the year ended June 30, 1997 and to all references to our Firm included in this registration statement.

  Arthur Andersen LLP

  Washington, D.C.
  April 3, 1998